UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2016

TRIUMPH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

899 Cassatt Road, Suite 210		19312
Berwyn, Pennsylvania		(Zip Code)
(Address of principal executive offices)

(610) 251-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously announced, Jeffrey L. McRae would resign as the Senior Vice President and Chief Financial Officer of Triumph Group, Inc. (the “Company”) following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2016. Mr. McRae’s last day with the Company was May 31, 2016. In connection with his departure, the Company and Mr. McRae entered into a separation letter on May 26, 2016.

Pursuant to the separation letter, Mr. McRae will receive a cash severance payment in the aggregate amount of $425,000, and two (2) cash bonus payments, one in the amount of not less than $212,500 and the second in the amount of $425,000. The severance letter also provides for continuation of certain health benefits and an acceleration of 2,400 shares of restricted stock held by Mr. McRae. The separation agreement contains mutual releases and nondisparagement covenants by Mr. McRae and the Company.

A copy of the separation letter is attached to, and incorporated by reference into, this Item 5.02 of this Current Report on Form 8-K as Exhibit 10.1 hereto. The foregoing description of the separation agreement is intended only as a summary and is qualified in its entirety by reference to the full text of the separation agreement.

Mr. McRae will be succeeded on an interim basis by Thomas E. Powers, who has been appointed as the Company’s Interim Chief Financial Officer effective June 1, 2016. Mr. Powers has served as the Company’s Vice President of Financial Planning & Analysis since November 2012. Mr. Powers joined Triumph in 1998 as Controller of Triumph Actuations Systems-LLC. Between 2000 and 2012, Mr. Powers held various Group Controller positions, the most recent of which covered all Triumph companies. Mr. Powers holds a degree in Accounting from St. Johns University.

There are no arrangements or understandings between Mr. Powers and any other person pursuant to which he was appointed as officer, and there are no relationships between Mr. Powers and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.
The Company's search for a permanent Chief Financial Officer is ongoing. The Company expects to conclude this process in the next several weeks.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Separation Letter between Triumph Group, Inc. and Jeffrey McRae dated May 26, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 31, 2016	TRIUMPH GROUP, INC.

		By:	/s/ John B. Wright, II
John B. Wright, II
Senior Vice President, General Counsel and Secretary